Exhibit 4.19

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP LETTER AGREEMENT, EFFECTIVE AS OF JULY 10, 2026, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF GENERAL FUSION GROUP LTD. (THE “COMPANY”) THAT THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (II) RULE 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER OF THE SECURITIES HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

WARRANTS TO PURCHASE

COMMON SHARES

OF GENERAL FUSION GROUP LTD.

(Organized under the laws of British Columbia)

Warrant Certificate No. 026-C-[●]

THIS IS TO CERTIFY THAT, for value received, WEIL, GOTSHAL & MANGES LLP (the “Holder”), is entitled to subscribe for and purchase up to [●] Common Shares (the “Subject Shares”) in the capital of GENERAL FUSION GROUP LTD. (the “Company”) on or before the Expiry Date, upon and subject to the further terms and conditions set forth in the Terms and Conditions attached hereto as Schedule “A” and incorporated by reference and deemed to be part hereof.

The Warrants may be exercised at the office of Company at 6020 Russ Baker Way, Richmond, BC V7B 1B4, Canada, Attention: Rob Crystal, Senior Vice President, Finance, or such other address as the Company may from time to time in writing direct (the “Exercise Location”).

Except as otherwise indicated, all capitalized terms used herein have the definitions set out in the Terms and Conditions attached hereto as Schedule “A”.

The Warrants, if unexercised, will expire after 4:00 p.m. on the Expiry Date.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

DATED: of September [●], 2026.

GENERAL FUSION GROUP LTD.

Per:
Authorized Signatory

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Schedule “A”

WARRANT TERMS AND CONDITIONS

Terms and Conditions attached to the Warrant Certificate issued by General Fusion Group Ltd. to the Holder and dated [●], 2026.

Article 1- INTERPRETATION

1.1Definitions.In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith,

(a)	“Business Day” means any day except a Saturday or Sunday and legal holidays for Canadian chartered banks in Vancouver, British Columbia;
(b)	“Company” means General Fusion Group Ltd. until a successor company shall have become such in the manner prescribed in Article 5, and thereafter “Company” shall mean such successor company;
(c)	“Expiry Date” means December 19, 2026;
(d)	“Expiry Time” means 4:00pm (Vancouver Time) on the Expiry Date;
(e)

“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “Article” and “Section” followed by a number refer to the specified Article or Section of these Terms and Conditions;

(f)	“Holder” means the Person identified as the Holder on the face page of the Warrant Certificate, or its nominee or its assignee;
(g)	“Issue Date” means the date the Warrant Certificate was issued;
(h)

“Person” means any individual, company, partnership, trustee, trust or unincorporated association, joint venture, syndicate, sole proprietorship, executor, administrator, or other legal representatives, regulatory body, or agency, government, governmental agency, authority or entity, however designated or constituted;

(i)

“Plan of Arrangement” means the plan of arrangement under section 288 of the Business Corporations Act (British Columbia) resulting in the consummation of the business combination between Spring Valley Acquisition Corp. III, General Fusion Inc. and 1573562 B.C. Ltd. on July 10, 2026;

(j)	“Shares” means Common shares in the capital of the Company, commonly referred to as subordinate voting shares;

(k)	“Subject Shares” means [●] Shares;
(l)

“Warrants” means the share purchase warrants entitling the Holder to acquire the Subject Shares at any time prior to the Expiry Time, subject to such adjustments as are provided for in these Terms and Conditions, and “Warrant” means any one of them;

(m)	“Warrant Certificate” means the certificate to which these Terms and Conditions are attached and all Schedules attached thereto;
(n)	Words and phrases defined elsewhere herein or in the Warrant Certificate shall have the particular meanings so ascribed thereto;
(o)

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and words importing Persons in these Terms and Conditions shall include individuals, partnerships, corporations and any other entities, legal or otherwise; and

1.2Applicable Law. The terms of this Warrant Certificate shall be construed exclusively in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Article 2- EXERCISE OF WARRANTS

2.1Warrants Issued in Exchange for Original Warrants. This Warrant Certificate evidences Warrants issued in exchange for warrants to purchase common shares of General Fusion Inc. previously issued by General Fusion Inc. to the Holder (the “Original Warrants”) in connection with the Plan of Arrangement. In addition to these Warrants, and concurrently upon issuance of this Warrant Certificate, in exchange for the Original Warrants, the Holder shall receive warrants to purchase Class A Earnout shares of the capital of the Company, warrants to purchase Class B Earnout shares in the capital of the Company, and warrants to purchase Class C Earnout shares in the capital of the Company (together with these Warrants, the “Exchanged Warrants”).

2.2Exercise. The Holder’s right to subscribe for and purchase Shares under the Warrants may be exercised, at any time prior to the Expiry Time, by the Holder delivering a copy of the Warrant Certificate, along with a duly completed and executed subscription in the form attached hereto along with any other evidence required thereby, to the Company at the Exercise Location in accordance with the terms of this Warrant Certificate.

2.3Closing of Share Purchase. The closing (the “Closing”) of each subscription for Shares made hereunder as a result of the Holder exercising its Warrant rights shall take place on the third Business Day after the Warrant Certificate and completed subscription form are delivered to the Company at the Exercise Location, or such other time as the Company and the Holder mutually agree. At the Closing, Company shall, by 3:00 p.m. on the fifth Business Day after satisfaction of such delivery requirements, deliver or cause to be delivered to the Holder in book-entry form the Shares purchased and, to the extent less than the entire Warrants are exercised, a new warrant certificate in the same form as the Warrant Certificate in respect of the remainder of the Warrants.

2.4No Fractional Shares. The Company shall not be required to issue fractional Shares or other securities in satisfaction of its obligations hereunder. If any fractional interest in a Share or other security would, except for the provisions of this Section, be deliverable upon the exercise of Warrants, the Company shall instead issue the next lesser whole number of Shares or other securities.

Article 3- COVENANTS OF THE COMPANY

3.1Reservation of Shares. If and as long as the Articles of the Company shall limit the number of authorized Shares, it will reserve and keep available a sufficient number of Shares for the purpose of enabling it to satisfy its obligations to issue Shares upon the exercise of the Warrants.

3.2Fully Paid, Validly Issued Shares. The Company warrants that all Shares issued upon the exercise of the Warrants will be fully paid and non-assessable and duly and validly issued.

3.3Issue in Substitution for Lost Certificate. If the Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate, at no cost to the Holder, upon the Holder delivering to the Company a statutory declaration of loss and indemnity in the form prescribed by the Company’s constating documents.

3.4Exchange of Certificates. The Holder may exchange a certificate or certificates representing Warrants for one or more new Warrant certificates representing the same aggregate number of Warrants, at no cost to the Holder.

Article 4- ADJUSTMENTS

4.1Adjustment of Subscription and Purchase Rights. From and after the Issue Date, the number of Shares covered by and deliverable upon the exercise of the Warrants will be subject to adjustment in the following events and in the following manner:

(a)	if and whenever at any time prior to the Expiry Date, the Company shall:
(i)	subdivide, redivide or change its outstanding Shares into a greater number of Shares; or
(ii)	reduce, combine or consolidate its outstanding Shares into a smaller number of Shares;

(any of which is referred to as a “Capital Reorganization”) the number of Shares obtainable under each Warrant shall be adjusted immediately after the effective date of such Capital Reorganization, by multiplying the number of Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the total number of Shares outstanding immediately after such date and the denominator shall be the total number of Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this subsection shall occur;

(b)

if and whenever at any time prior to the Expiry Date, there is a reclassification of the Shares or a capital reorganization of the Company (other than as described in Section 4.1(a)) or a consolidation, amalgamation or merger of the Company with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, if the Holder has not exercised its right of acquisition, as to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, the Holder shall be entitled to receive and shall accept, in lieu of the number of Shares such Holder would otherwise be entitled to acquire, the number of shares or other securities or property of the Company or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Shares sought to be acquired by it;

(c)

if and whenever at any time prior to the Expiry Date, the Company shall distribute to all holders of its Shares any shares of the Company (other than Shares) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to above) (any of the foregoing, including any right to subscribe for a security in a rights offering, being hereinafter in this subsection 4.1(c) called the “Securities”), then in each such case, the Company shall reserve shares, units or other entitlements of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the Shares to which such Holder is entitled, such Holder will receive upon such exercise the same amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant; and

(d)

the adjustments provided for in this Warrant Certificate in the number of Shares and classes of securities which are to be received on the exercise of Warrants are cumulative. After any adjustment pursuant to this Section, the term “Shares” where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Holder is entitled to receive upon the exercise of its Warrants, and the number of Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Shares or other property or securities a

Holder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section, upon the full exercise of a Warrant.

4.2Determination of Adjustments. The adjustments provided for in this Warrant Certificate are cumulative. The Company shall, promptly after each adjustment made hereunder, provide the Holder with a certificate providing the relevant facts and calculations with respect to. If any questions shall at any time arise with respect to any adjustments to be made hereunder, such question shall be conclusively determined by an independent firm of Chartered Accountants who shall have access to all appropriate records, and such determination shall be binding upon the Company and the Holder.

Article 5- MERGER AND SUCCESSORS

5.1Company May Consolidate, etc. on Certain Terms. Nothing herein contained shall prevent any amalgamation or merger of the Company with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and estates of the Company as an entirety to any corporation lawfully entitled to acquire and operate same; provided however that the corporation formed by such amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and estates of the Company as an entirety shall be a corporation organized and existing under the laws of Canada or of the United States of America, or any province, state, district or territory thereof, and shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Company.

5.2Successor Company Substituted. In case the Company, pursuant to Section 5.1 shall be amalgamated or merged with or into any other corporation or corporations, or shall convey or transfer all or substantially all of its properties and estates as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Company shall have been amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Company hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

Article 6- GENERAL

6.1Further Acts. Each of the Company and the Holder shall at the request of the Holder, and at the expense of the Company, execute and deliver any further documents and do all acts and things as the Holder may reasonably require in order to carry out the true intent and meaning of this Warrant Certificate.

6.2Enurement. This Warrant Certificate shall enure to the benefit of and be binding upon the Company and the Holder, and their respective successors and permitted assigns.

6.3Time. Time shall be of the essence herein.

6.4Notices. The Company may change the Exercise Location to another location in British Columbia from time to time upon providing at least 10 days’ notice to the Holder.

6.5Transfer. The Warrants may not be assigned or transferred by the Holder without the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.6Entire Agreement. The Exchanged Warrants constitute all of the warrants to purchase shares of the Company issuable in exchange for the Original Warrants and replace and supersede the Original Warrants in its entirety.

6.7Signature and Electronic Copies. This Warrant Certificate may be signed by electronic signature, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. Notwithstanding anything herein, delivery of an executed copy of this Warrant Certificate by electronic transmission or other means of electronic communication capable of producing a printed copy will be deemed to be an original execution and delivery of this Warrant Certificate. If this Warrant Certificate bears an electronic signature as contemplated above and the Company delivers or causes to be delivered this Warrant Certificate by electronic transmission pursuant to this Section 6.7, then the Company represents to the Holder that the electronically transmitted warrant is the only executed copy to be issued to the Holder by the Company or on behalf of the Company.

WARRANT EXERCISE SUBSCRIPTION FORM

TO:GENERAL FUSION GROUP LTD.(the “Company”)

The undersigned, being the Holder of the attached Warrant Certificate, hereby subscribes for                             Common shares of the Company upon and subject to the terms and conditions set forth in the Warrant Certificate. Payment shall be made in accordance with Section 2.2 of Schedule “A” to the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

(A) the undersigned Holder (i) did not acquire the Warrants within the United States and was not a U.S. Person at the time the Warrants were acquired, (ii) is not in the United States, (iii) is not a U.S. Person, (iv) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States, (v) did not execute or deliver this Exercise Subscription Form in the United States and (vi) delivery of the underlying Common shares will not be to an address in the United States; OR

(B) the undersigned Holder is the original purchaser from the Company, pursuant to Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), of the Warrants, and at the time of such acquisition was a U.S. Person or was in the United States (or was acting on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States), and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of such Warrants, including, without limitation, its status as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Common shares issuable upon exercise of the Warrants being exercised.; OR

(C) an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws is available for the exercise of the Warrants, and attached hereto is a written opinion of U.S. counsel or other evidence in form and substance reasonably satisfactory to the Company to such effect.

It is understood that the Company and any warrant agent may require evidence to verify the foregoing representations.

“United States” and “U.S. Person” have the meanings given to them in Regulation S under the U.S. Securities Act.

Notes:

1

(1)

Certificates will not be registered or delivered to an address in the United States unless Box B or C above is checked and the applicable requirements are complied with. If B or C is checked, a U.S. legend shall be affixed to the Common shares for so long as required by applicable requirements of the U.S. Securities Act and applicable state securities laws.

(2)

Subject to paragraph (1), if the Warrants have a U.S. legend describing transfer restrictions under the U.S. Securities Act affixed to them, the resulting Common Shares will have the same U.S. legend affixed to them for so long as required by applicable requirements of the U.S. Securities Act.

(3)

If Box B or C above, as applicable, is checked, Holders are encouraged to consult with the Company and any warrant agent in advance to determine that the legal opinion tendered in connection with the exercise or legending matters will be satisfactory in form and substance to the Company and any warrant agent.

DATED this                  day of                          , 20         .

Name, Address and Signature of the Holder:

(Name)

(Address)

[●]

Per:
Authorized Signatory

2